investor.arrow.com Second Quarter 2023 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior-year comparable periods. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to, and not in substitute for, GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our second quarter 2023 Form 10-Q, earnings release and the earnings reconciliation found at the end of this document. The following reported GAAP and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended July  1, 2023, and the company's 2022 Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission.

3 3 Second-Quarter Summary We continue to see customers migrate to solutions delivered on an as-a-service basis. Our ECS results reflect this trend as we saw relative strength in cloud, software and services, and improved operating margin year over year. Reflecting our confidence in our ability to generate cash and consistent with our desire to drive shareholder returns, we repurchased approximately $200 million of shares during the second quarter. As of the end of the second quarter, our remaining repurchase authorization stands at approximately $824 million. The company posted solid second-quarter results in a softer semiconductor market and a mixed information technology spending environment, delivering revenue and earnings per share within our guidance range. While demand in the west broadly remained resilient, customer inventory levels were elevated in the quarter. Americas components results were impacted by further declines in the shortage market, which we now believe to be largely normalized. In Asia, we experienced continued demand softness in China. We were encouraged by our sequential inventory reduction, pricing stability and growth in design-related activity. Revenue and EPS in line with guidance

4 Consolidated sales were $8.51 billion In line with the prior expectation of $8.42-$9.02 billion 4 Consolidated Overview Second Quarter 2023 * $ in millions, except per share data; may reflect rounding. Second-quarter diluted EPS of $4.12 in line with guidance and non-GAAP diluted EPS of $4.37 above midpoint of guidance Consolidated gross profit margin was 12.5% Down 60 basis points year over year primarily due to lower margins in global components Declined 20 basis points compared to the first quarter of 2023 Operating income margin was 4.6% and non-GAAP operating income margin was 4.8% Interest and other expense, net was $85 million P&L Highlights* Q2 2023 Y/Y CHANGE Y/Y CHANGE IN CONSTANT CURRENCY Q/Q CHANGE Sales $8,515 (10)% (10)% (3)% Gross Profit Margin 12.5% -60 bps -60 bps -20 bps Operating Income $392 (26)% (26)% (7)% Operating Margin 4.6% -100 bps -100 bps -20 bps Non-GAAP Operating Income $410 (25)% (24)% (5)% Non-GAAP Operating Margin 4.8% -100 bps -90 bps -20 bps Net Income $237 (36)% (36)% (14)% Diluted EPS 4.12 (26)% (25)% (10)% Non-GAAP Net Income $251 (35)% (35)% (8)% Non-GAAP Diluted EPS 4.37 (24)% (24)% (5)% Operating expenses as a percentage of sales were 7.9% , up 50 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.7%, up 40 basis points year over year Below our prior expectation of approximately $90 million

5 5 Effective tax rate was 23.3%, and non-GAAP effective tax rate was 23.1% Effective tax rate and non-GAAP effective tax rate were in line with the prior expectation and the target long- term range of 23% - 25% Diluted shares outstanding were 57 million In line with the prior expectation Non-GAAP diluted earnings per share were $4.37 Above midpoint of the prior expectation of $4.25 - $4.45 Second Quarter 2023 Diluted earnings per share were $4.12 In line with the prior expectation of $4.10 - $4.30

6 6 Components Global Second-quarter sales decreased 10% year over year Second-quarter sales decreased 10% year over year Lead times are improving Operating margin of 5.7% decreased 130 basis points year over year due to the shortage market conditions Non-GAAP operating margin of 5.8% decreased 130 basis points year over year Return on working capital decreased year over year but remained at favorable levels Operating Income ($ in millions) $524 $495 $443 $418 $381 $531 $501 $449 $424 $388 GAAP Non-GAAP Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23 Sales of $6.68 billion were in line with the prior expectation of $6.64-$7.04 billion Book to bill was below parity but has remained steady

7 7 Components As expected, the decline in revenue is primarily a function of the normalization of shortage market activities Strength in industrial and aerospace and defense verticals Sales ($ in millions) Americas Second-quarter sales decreased 17% year over year $2,479 $2,446 $2,327 $2,233 $2,067 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23

8 8 Components Sales ($ in millions) Asia Sales declined year-over-year $3,174 $2,919 $2,543 $2,376 $2,463 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23 Sequential growth despite continued softness across most verticals

9 9 Components Strength in industrial, automotive and aerospace & defense Sales ($ in millions) Europe Second-quarter sales increased 19% year over year $1,808 $1,936 $1,957 $2,246 $2,153 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23

10 10 Enterprise Computing Solutions Global Second-quarter sales decreased 8% year over year Operating income increased 3% year over year Return on working capital remains favorable Operating margin of 4.7% increased 50 basis points year over year Non-GAAP operating margin of 4.8% increased 50 basis points year over year Operating Income ($ in millions) Sales decreased 8% year over year $84 $84 $155 $81 $86$86 $86 $156 $82 $87 GAAP Non-GAAP Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23 Relative strength in cloud, software, and services as customers migrate to IT solutions delivered on an as-a- service basis

11 Gross profit dollars increased slightly year over year Relative strength in the public sector 11 Sales ($ in millions) Americas Sales decreased 14% year over year $1,161 $1,234 $1,404 $998 $1,001 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23 Enterprise Computing Solutions Gross profit dollars increased slightly year over year Relative strength in the public sector

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe Second-quarter sales decreased 1% year over year $838 $732 $1,092 $883 $831 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Q2-'23 Gross profit dollars increased 11% year over year Healthy demand growth for cyber-security solutions and other infrastructure software

13 131 Cash Flow from Operations Cash flow used for operating activities was ($127 million) in the second quarter and cash provided by operating activities was $347 million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 20.9% in the second quarter, down 1150 basis points year over year. ROWC (non-GAAP) was 21.9% in the second quarter, down 1120 basis points year over year. The decrease in ROWC related primarily to lower operating income due to normalizing market conditions and softening demand, in addition to higher inventory levels. See pg. 19 for the company's calculation of ROWC. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 12.8% in the second quarter, down 650 basis points year over year. ROIC (non-GAAP) was 13.4% in the second quarter, down 630 basis points year over year. The decrease in ROIC related primarily to higher levels of longterm debt, primarily related to investments in inventory, as well as lower operating income. See pg. 20 for the company's calculation of ROIC. Share Buyback We repurchased 1.6 million shares for approximately $200  million in the second quarter of 2023. Total remaining repurchase authorization is $824 million. Debt and Liquidity Net debt totaled $3.9 billion. Total liquidity was $2.1 billion when including cash of $240 million. Repurchased approximately $200 million of stock in the second quarter. Cash Flow, Returns, and Liquidity Second Quarter 2023

14 14 Outlook: Third Quarter 2023 We estimate changes in foreign currencies to increase year-over-year growth in sales by $212 million and earnings per share on a diluted basis by $0.11 compared to the third quarter of 2022. We estimate changes in foreign currencies to increase quarter-over-quarter growth in sales by $42  million and earnings per share on a diluted basis by $0.04 compared to the second quarter of 2023(1). Guidance Third-Quarter 2023 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods * Assumes an average tax rate in the range of 23% to 25%. Consolidated Sales $7.78 billion to $8.38 billion Global components $6.00 billion to $6.40 billion Global ECS $1.78 billion to $1.98 billion Diluted Earnings Per Share* $3.25 to $3.45 Non-GAAP Diluted Earnings Per Share* $3.40 to $3.60 Interest and other expense, net $85 million to $90 million Diluted shares outstanding ~56 million First Second Third Fourth 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 2023 Apr. 1 Jul. 1 Sep. 30 Dec. 31 On a constant currency basis(1), our third-quarter sales guidance implies a sequential growth rate range of down 11% to down 5% for global components and down 4% to up 7% for global enterprise computing solutions, when compared to the second-quarter of 2023. (1) Refer to p.17 of this presentation for third quarter 2023 GAAP to non-GAAP Outlook Reconciliation.

15 15 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2023 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectations regarding market demand and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward- looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

16 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 16 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides non-GAAP sales, operating expenses, operating income, operating income margin, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate, net income per share on a diluted basis, return on working capital, and return on invested capital. These non-GAAP measures are adjusted by certain of the following, as applicable: the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior- period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, net gains and losses on investments, and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For a complete reconciliation between our GAAP and non- GAAP results, please refer to our second quarter 2023 Form 10-Q, earnings release and the earnings reconciliations found at the end of this document.

($ in billions, except per share data) Third-Quarter 2023 GAAP to non-GAAP Outlook Reconciliation 17 NON-GAAP SALES RECONCILIATION Quarter Ended Quarter Ended September 30, 2023 October 1, 2022 % Change September 30, 2023 July 1, 2023 % Change Global components sales, GAAP $6.00-6.40 $ 7.30 (18%) - (12%) $6.00-6.40 $ 6.68 (10%) - (4%) Impact of changes in foreign currencies — 0.14 — 0.03 Global components sales, constant currency $6.00-6.40 $ 7.44 (19%) - (14%) $6.00-6.40 $ 6.71 (11%) - (5%) Global ECS sales, GAAP $1.78-1.98 $ 1.97 (10%) - 1% $1.78-1.98 $ 1.83 (3%) - 8% Impact of changes in foreign currencies — 0.07 — 0.02 Global ECS sales, constant currency $1.78-1.98 $ 2.04 (13%) - (3%) $1.78-1.98 $ 1.85 (4%) - 7% NON-GAAP EARNINGS RECONCILIATION REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $3.25 to $3.45 $0.10 $0.05 $3.40 to $3.60

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended July 1, 2023

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-recurring tax items	Other[1]	Non-GAAP measure
Operating income	$ 392,250	$ 7,908	$ 10,333	$ —	$ —	$ 410,491
Income before income taxes	310,171	7,908	10,333	—	(497)	327,915
Provision for income taxes	72,380	1,992	2,597	(942)	(119)	75,908
Consolidated net income	237,791	5,916	7,736	942	(378)	252,007
Noncontrolling interests	1,232	136	—	—	—	1,368
Net income attributable to shareholders	$ 236,559	$ 5,780	$ 7,736	$ 942	$ (378)	$ 250,639
Net income per diluted share[2]	$ 4.12	$ 0.10	$ 0.13	$ 0.02	$ (0.01)	$ 4.37
Effective tax rate[3]	23.3 %					23.1 %

Three months ended July 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-recurring tax items	Other[1]	Non-GAAP measure
Operating income	$ 532,828	$ 8,830	$ 2,494	$ —	$ —	$ 544,152
Income before income taxes	485,908	8,830	2,494	—	9,744	506,976
Provision for income taxes	114,413	2,263	362	—	2,356	119,394
Consolidated net income	371,495	6,567	2,132	—	7,388	387,582
Noncontrolling interests	1,161	133	—	—	—	1,294
Net income attributable to shareholders	$ 370,334	$ 6,434	$ 2,132	$ —	$ 7,388	$ 386,288
Net income per diluted share[2]	$ 5.54	$ 0.10	$ 0.03	$ —	$ 0.11	$ 5.78
Effective tax rate[3]	23.5 %					23.6 %

Three months ended April 1, 2023

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-recurring tax items	Other[1]	Non-GAAP measure
Operating income	$ 422,152	$ 7,980	$ 2,560	$ —	$ —	$ 432,692
Income before income taxes	351,872	7,980	2,560	—	(10,311)	352,101
Provision for income taxes	76,547	2,010	720	—	(2,471)	76,806
Consolidated net income	275,325	5,970	1,840	—	(7,840)	275,295
Noncontrolling interests	1,575	134	—	—	—	1,709
Net income attributable to shareholders	$ 273,750	$ 5,836	$ 1,840	$ —	$ (7,840)	$ 273,586
Net income per diluted share[2]	$ 4.60	$ 0.10	$ 0.03	$ —	$ (0.13)	$ 4.60
Effective tax rate[3]	21.8 %					21.8 %

(1) Other includes (gain) loss on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

18

19 19 Return on Working Capital Reconciliation ($ in thousands) QUARTER ENDED July 1, 2023 July 2, 2022 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 392,250 $ 532,828 x4 x4 Annualized consolidated operating income $ 1,569,000 $ 2,131,312 Non-GAAP consolidated operating income $ 410,491 $ 544,152 x4 x4 Annualized non-GAAP consolidated operating income $ 1,641,964 $ 2,176,608 Denominator: Accounts receivable, net 11,035,898 10,851,466 Inventories 5,452,198 4,886,562 Less: Accounts payable 8,981,212 9,162,534 Working capital 7,506,884 6,575,494 Return on working capital 20.9% 32.4 % Return on working capital (non-GAAP) 21.9% 33.1%

20 20 Return on Invested Capital Reconciliation (1) Operating income, as reported, and non- GAAP operating income is adjusted for noncontrolling interest and equity in earnings of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended July 1, 2023 and July 2, 2022 to consolidated operating income, as adjusted. The tax rate is adjusted to exclude the impacts of interest expense, gain on investments, net, and employee benefit plan expense, net. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended July 1, 2023 and July 2, 2022 to non-GAAP consolidated operating income, as adjusted. The tax rate is adjusted to exclude the impacts of interest expense and employee benefit plan expense, net. (4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. ($ in thousands) QUARTER ENDED July 1, 2023 July 2, 2022 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 392,250 $ 532,828 Equity in earnings of affiliated companies(1) 3,061 2,165 Less: Noncontrolling interests (1) 1,232 1,161 Consolidated operating income, as adjusted 394,079 533,832 Less: Tax effect(2) 92,218 125,948 After-tax consolidated operating income, as adjusted 301,861 407,884 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,207,444 $ 1,631,536 Non-GAAP consolidated operating income $ 410,491 $ 544,152 Equity in earnings of affiliated companies(1) 3,061 2,165 Less: Noncontrolling interests (1) 1,368 1,294 Non-GAAP consolidated operating income, as adjusted 412,184 545,023 Less: Tax effect(3) 95,690 128,678 After-tax non-GAAP consolidated operating income, as adjusted 316,494 416,345 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,265,976 $ 1,665,380 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 316,216 $ 471,724 Average long-term debt(4) 3,695,942 2,823,654 Average total equity(4) 5,627,327 5,413,583 Less: Average cash and cash equivalents(4) 222,968 234,193 Invested capital $ 9,416,517 $ 8,474,768 Return on invested capital 12.8% 19.3 % Return on invested capital (non-GAAP) 13.4% 19.7%